EXHIBIT 4.12

CONFORMED COPY

AMENDMENT NO. 4 dated as of December 4, 2001 (this "Amendment"), to the Credit Agreement dated as of April 22, 1998 (as amended, supplemented or otherwise modified by Amendment No. 1 thereto, dated as of November 17, 1998, Consent, Waiver and Amendment No. 2 thereto, dated as of February 23, 1999 and Amendment No. 3 thereto, dated as of August 23, 2000, the "Credit Agreement"), among Phillips-Van Heusen Corporation (the "Borrower"), the lenders named therein (the "Lenders"), The Chase Manhattan Bank, as swingline lender (in such capacity, the "Swingline Lender"), administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent"), and Citicorp USA, Inc., as Documentation Agent (in such capacity, the "Documentation Agent").

A. Pursuant to the Credit Agreement, the Lenders have extended and agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement as amended hereby.

B. The Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided herein.

C. The Required Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment to Section 1.01 of the Credit Agreement.

(a) The definition of the term "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the word "and" at the end of clause (e) thereof with a comma and (ii) adding the following text immediately after the text "in accordance with GAAP" in clause (f) thereof:

and (g) a one time, non-recurring restructuring charge not to exceed $21,000,000 taken or to be taken in fiscal year 2001

(b) The definition of the term "Hedging Agreement" in Section 1.01 of the Credit Agreement is hereby amended by deleting the definition set forth therein, and substituting therefor the following definition:

"Hedging Agreement" means all Currency and Commodity Hedging Agreements and all Interest Rate Hedging Agreements.

(c) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

"Currency and Commodity Hedging Agreement" means any foreign currency exchange agreement, commodity price protection agreement or other currency exchange rate or commodity price hedging arrangement.

"Interest Rate Hedging Agreement" means any interest rate protection agreement or other interest rate hedging arrangement.

SECTION 2. Amendment to Section 6.07 of the Credit Agreement. Section 6.07 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than (a)(i) Currency and Commodity Hedging Agreements and (ii) Interest Rate Hedging Agreements that have the effect of converting the interest rate on the associated Indebtedness from a floating rate to a fixed rate, in each case entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities; and

(b) Interest Rate Hedging Agreements with respect to no more than $50,000,000 of the Borrower's long-term Indebtedness, that have the effect of converting the interest rate on such long-term Indebtedness from a fixed rate to a floating rate.

SECTION 3. Amendment to Section 6.12 of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by deleting the amounts opposite the fiscal years "February 1, 2001 -- January 31, 2002" and "February 1, 2002 -- January 31, 2003" therein, and inserting in their places the amounts "$36,200,000" and "$36,500,000", respectively.

SECTION 4. Amendment to Section 6.13 of the Credit Agreement. Section 6.13 of the Credit Agreement is hereby amended by deleting the row designated "Thereafter" in the table therein, and inserting in its place the following rows:

November 5, 2001 -- August 4, 2002	3.60 to 1.00
August 5, 2002 -- February 2, 2003	3.25 to 1.00
Thereafter	3.00 to 1.00

SECTION 5. Amendment to Section 6.14 of the Credit Agreement. Section 6.14 of the Credit Agreement is hereby amended by deleting the row designated "Thereafter" in the table therein, and inserting in its place the following rows:

November 5, 2001 -- August 4, 2002	3.10 to 1.00
August 5, 2002 -- February 2, 2003	3.40 to 1.00
Thereafter	3.75 to 1.00

SECTION 6. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each other party hereto that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date and (b) no Default or Event of Default has occurred and is continuing.

SECTION 7. Amendment Fee. In consideration of the agreements of the Required Lenders contained in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 5:00 p.m., New York City time, on December 4, 2001, an amendment fee (the "Amendment Fee") equal to 0.20% of the aggregate amount of (i) the outstanding Loans of such Lender, (ii) such Lender's Applicable Percentage of the aggregate LC Exposure and the aggregate outstanding Swingline Loans and (iii) such Lender's unused Commitment, in each case on the date hereof; provided that no Amendment Fee shall be payable unless this Amendment becomes effective in accordance with its terms.

SECTION 8. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders and (b) the Administrative Agent shall have received, for the benefit of each Lender described in Section 7 above, the Amendment Fee.

SECTION 9. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby.

SECTION 10. Loan Document. This Amendment shall be a Loan Document for all purposes.

SECTION 11. Expenses. The Borrower agrees to pay the reasonable fees, disbursements and other charges of Cravath, Swaine & Moore, counsel to the Administrative Agent, incurred in connection with the preparation of this Amendment.

SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 13. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

PHILLIPS-VAN HEUSEN CORPORATION,

as Borrower,

  by

/s/ Pamela N. Hootkin

Name: Pamela N. Hootkin

Title: Vice President

JPMORGAN CHASE BANK,
individually and as
Administrative Agent,
Swingline Lender and
Collateral Agent,

  by

/s/ Barry K. Bergman

Name: Barry K. Bergman

Title: Vice President

CITICORP USA, INC.,
individually and as
Documentation Agent,

  by

/s/ Marc Merlino

Name: Marc Merlino

Title: Director

PPM FINANCE, INC.,

  by

/s/ Robert J. O'Rourke

Name: Robert J. O'Rourke

Title: Managing Director,

 Commercial Finance

FLEET NATIONAL BANK,

  by

/s/ Kathleen Dimolk

Name: Kathleen Dimolk

Title: Director

BANK LEUMI USA,

  by

/s/ john Koenigsberg

Name: John Koenigsberg

Title: First Vice President

  by

/s/ Phyllis Rosenfeld

Name: Phyllis Rosenfeld

Title: Vice President

THE BANK OF NEW YORK,

  by

/s/ James J. Ducey

Name: James J. Ducey

Title: Vice President

DZ BANK AG DEUTSCHE
ZENTRAL-GENOSSENSCHAFTSBANK,
FRANKFURT AM MAIN (successor
by merger to DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG),

  by

/s/ Bernd Henrik Franke

Name: Bernd Henrik Franke

Title: Vice President

  by

/s/ Ronald Matossian

Name: Ronald Matossian

Title: Vice President

BANK OF AMERICA,

  by

/s/ Chitt Swamidasan

Name: Chitt Swamidasan

Title: Principal

PNC BANK, NATIONAL ASSOCIATION,

  by

/s/ Donald V. Davis

Name: Donald V. Davis

Title: Vice President

STANDARD CHARTERED BANK,

  by

/s/ Alan Babcock

Name: Alan Babcock

Title: Senior Vice President

  by

/s/ Joe Langlors

Name: Joe Langlors

Title: Vice President

UNION BANK OF CALIFORNIA, N.A.,

  by

/s/ Theresa L. Rocha

Name: Theresa L. Rocha

Title: Vice President

GENERAL ELECTRIC CAPITAL
CORPORATION,

  by

/s/ William S. Richardson

Name: William S. Richardson

Title: Duly Authorized Signatory